Exhibit 10.8

AFFIRMATION OF GUARANTY

This AFFIRMATION OF GUARANTY is made as of February 27, 2009 (“Affirmation”), by and among SAFEGUARD DELAWARE, INC. (“SDI”), SAFEGUARD SCIENTIFICS (DELAWARE), INC. (“SSI”; collectively with SDI, “Guarantors”, each, a “Guarantor”) and COMERICA BANK (“Bank”).

RECITALS

Bank and CLARIENT, INC. (“Borrower”) are parties to that certain Amended and Restated Loan Agreement dated as of February 28, 2008, as amended from time to time (the “Agreement”).  Guarantors executed for the benefit of Bank a Third Amended and Restated Unconditional Guaranty dated as of January 17, 2007, guarantying amounts owing by Borrower to Bank, as affirmed by that certain Amendment and Affirmation of Guaranty dated as of February 28, 2007, as affirmed by that certain Affirmation of Guaranty dated as of March 15, 2007, as affirmed by that certain Affirmation of Guaranty dated as of November 1, 2007, as affirmed by that certain Affirmation of Guaranty dated as of July 31, 2008, and as further affirmed from time to time (collectively, the “Guaranty”).  Bank and Borrower propose to enter into a Fifth Amendment to Amended and Restated Loan Agreement (the “Amendment”).  Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consents to the Amendment and agrees that the Guaranty will remain effective.  Capitalized terms used and not otherwise defined herein shall have the meanings given in the Agreement.

AGREEMENT

NOW, THEREFORE, each Guarantor agrees as follows:

1.             Each Guarantor consents to the execution, delivery and performance by Borrower and Bank of the Amendment.  The Guaranty is and shall remain in full force and effect with respect to Borrower’s Obligations (as defined in the Agreement).  Each Guarantor confirms that, as of the date hereof, such Guarantor has no defenses against its obligations under the Guaranty.

2.             The Guaranty, as amended hereby, shall be and shall remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  All references to “Agreement” in the Guaranty shall refer to the Agreement, as amended.  Except as expressly set forth herein, the execution, delivery, and performance of this Affirmation shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof.  Each Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.

3.             Each Guarantor represents and warrants that the representations and warranties contained in the Guaranty are true and correct in all material respects as of the date of this Affirmation other than (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances permitted under the applicable Loan Documents, as amended.  This Affirmation may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Affirmation as of the first date above written.

SAFEGUARD DELAWARE, INC.

By	: /s/ Brian J. Sisko

Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By	: /s/ Brian J. Sisko

Title:	Vice President

COMERICA BANK

By :	/s/ Todd A. McDonald

Title:	Senior Vice President